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                                                                    Exhibit 99.2

                              NETIVATION.COM, INC.
                            STOCK OPTION GRANT NOTICE
                           (NON-QUALIFIED STOCK PLAN)

Netivation.com, Inc. (the "Company"), pursuant to its Non-Qualified Stock Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
                                      -----------------------------------------
Date of Grant:
                                      -----------------------------------------
Number of Shares Subject to Option:
                                      -----------------------------------------
Exercise Price (Per Share):
                                      -----------------------------------------
Total Exercise Price:
                                      -----------------------------------------

TYPE OF GRANT:         Nonstatutory Stock Option

EXERCISE SCHEDULE:   / /Same as Vesting Schedule    / /Early Exercise Permitted

VESTING AND TERMINATION SCHEDULE:

                                                            Date option rights
           Date of earliest      Number of Shares         are terminated if
           exercise (vesting)    that can be exercised    not exercised before
           --------------------  -----------------------  ----------------------

           --------------------  -----------------------  ----------------------

           --------------------  -----------------------  ----------------------

           --------------------  -----------------------  ----------------------

           --------------------  -----------------------  ----------------------

PAYMENT:   By one or a combination of the following items (described in the
Stock Option Agreement):

           By cash or check
           Pursuant to a Regulation T Program if the Shares are publicly traded By delivery of already-owned shares if the Shares are publicly traded By deferred payment if permitted for an Early Exercise of the option

ADDITIONAL TERMS/ACKNOWLEDGMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

NETIVATION.COM, INC.                          OPTIONHOLDER:

By:
   ------------------------------------       ----------------------------------
      Signature                                      Signature

Title:                                        Date:
      ---------------------------------            -----------------------------

Date:
     ----------------------------------

  ATTACHMENTS: Stock Option Agreement, Non-Qualified Stock Plan and Notice of Exercise